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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-49363) pertaining to the 1993 Stock Option Plan, the 1995 Non-Employee Directors' Stock Option Plan, the 1995 Stock Option Plan, and the 1996 Equity Incentive Plan of Global Sports, Inc. of our report dated March 16, 1999, with respect to the consolidated financial statements and financial statement schedule of Global Sports, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1998.


  /s/ Deloitte & Touche LLP
---------------------------
      Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 5, 1999